EXHBIT 10.24

                  EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

DATE:    July 19, 1996

PARTIES:

         DynaMark, Inc.
          a Minnesota corporation
         4295 Lexington Avenue North
         St. Paul, Minnesota 55126-6164                     ("DynaMark")

         Printronic Corporation of America, Inc.
         a New York corporation
         17 Battery Place
         New York, New York 10004-1298                      ("Printronic")

         Leo R. Yochim
         737 Park Avenue, Apt. 17-C
         New York, New York 10021
                                                            (individually a
                                                              "Shareholder and
                                                              collectively the
                                                              "Shareholders")
         Susan Keenan
         737 Park Avenue, Apt. 17-C
         New York, New York 10021


RECITALS:

         A. Printronic is engaged in the direct mail computer processing business and provides various services for clients in the direct marketing field ("Printronic's Business"). Printronic is a licensee under a non-exclusive National Change of Address License with the United States Postal Service which is an integral part of its service line.

         B. The Shareholders own all of the issued and outstanding stock of Printronic.

         C DynaMark is a wholly-owned subsidiary of Fair, Isaac and Company, Incorporated, a Delaware corporation ("Fair, Isaac").

         D. Printronic desires to transfer substantially all of its assets to DynaMark in exchange for shares of capital stock of Fair, Isaac, the assumption by DynaMark of certain of Printronic's liabilities, and certain cash payments upon the terms and conditions set forth herein.

AGREEMENTS:

          NOW, THEREFORE, in consideration for the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                               EXCHANGE OF ASSETS

          1.1) Exchange. On the Closing Date (as defined in Section 6.1 hereof), upon the terms and conditions of this Agreement, Printronic shall transfer to DynaMark all of the Assets (as defined in Section 1.2) and shall receive in exchange therefor the Exchange Consideration described in Section 1.4 hereof (the "Exchange"). Each of the parties intends that the Exchange constitute and qualify as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). No consideration of any kind, other than the Exchange Consideration described in
Section 1.4 hereof, shall be paid or transferred by DynaMark to Printronic, or to the Shareholders, in connection with the Exchange.

          1.2) Assets to Be Transferred. The assets to be transferred to DynaMark by Printronic shall consist of all of the business and assets, tangible and intangible, used in Printronic's Business (the "Assets"). The Assets comprise substantially all of the assets and properties of Printronic and include, but not by limitation, the specific assets described in subsections (a) through (g) hereof as follows:

                  (a) All furniture, equipment, vehicles, machinery, tooling, trade fixtures and leasehold improvements used in Printronic's Business, including those items described in Exhibit 1.2(a) hereto ("Equipment");

                  (b)  All  intangible  personal  property,   business  records,
         customer lists and goodwill (together with all documents, records, files, computer tapes or discs, or other media on or in which the same may be evidenced or documented) ("Intangible Property"), including the following:

                           (i) The corporate  name of Printronic and all assumed
                  names under which it conducts Printronic's Business, as identified on Exhibit 1.2(b)(i) hereto;

                           (ii) All trade  names,  trademarks  or  service  mark
                  registrations and applications, common law trademarks, copyrights and copyright registrations and applications including those items identified on Exhibit 1.2(b)(ii) hereto, and all goodwill associated therewith ("Trademarks"); and

                           (iii) All technology, know-how, trade secrets, processes, formulae, drawings, designs and computer programs related to or used or useful in Printronic's Business, and all documentary evidence thereof ("Technology");

                  (c) All accounts receivable, including trade, employee and other receivables, as of the Closing Date ("Accounts Receivable"), but excluding the Excluded Receivables described in Section 1.3(a) below;

                           (d) All cash and cash  equivalents  as of the Closing
                  Date ("Cash");

                  (e) All assignable licenses, permits and approvals, governmental or otherwise necessary to conduct Printronic's Business, including the licenses and permits set forth in Exhibit 1.2(e) hereto ("Licenses and Permits");

                  (f) All other contract rights related to or useful in Printronic's Business, including the contract rights set forth in
         Exhibit 1.2(f), hereto ("Contracts") but excluding the Excluded Contracts described in Section 1.3(f) below; and

                  (g) The work in process, supplies inventory, prepaid expenses, deposits and other assets of Printronic as of the Closing Date, including those described on Exhibit 1.2(g).

          1.3) Excluded Assets. Notwithstanding anything herein to the contrary, DynaMark does not receive, and Printronic does not transfer, any of the following assets ("Excluded Assets"):

                  (a) Certain accounts  receivable  identified by the parties on
          Exhibit 1.3(a) hereto (the "Excluded Receivables");

                  (b) Printronic's corporate minute book and corporate records (provided that Printronic will provide copies thereof to DynaMark upon request by DynaMark for reasonable business purposes);

                    (c)   Miscellaneous   personal   property  not  material  to
          Printronic's Business and listed on Exhibit 1.3(c) hereto;

                    (d)   Life   insurance   policies   on  the   lives  of  the
          Shareholders;

                  (e) Tax refunds; and

                  (f)  Certain  contract  rights  identified  by the  parties on
          Exhibit 1.3(f) hereof (the "Excluded Contracts").

          1.4) Exchange  Consideration.  Subject to the other provisions of this
Article 1, the "Exchange Consideration" shall mean: (i) the Permitted Liabilities assumed by DynaMark as described in Section 1.6; (ii) the aggregate number of shares of Pair, Isaac Common Stock (the Fair, Isaac Shares") to be paid to Printronic pursuant to the Exchange, as described in Section 1.5, and
(iii) the Cash Payment as described in Section 1.7. The certificates evidencing the Fair, Isaac Shares shall contain a legend restricting transfer under the Securities Act of 1933, as amended, and identifying other restrictions or limitations described in this Agreement, such legends to be substantially as follows:

                  "The securities represented by this certificate have not been registered or qualified under the Securities Act of 1933 or the securities laws of any state, and may be offered and sold only if registered and qualified pursuant to the relevant provisions of federal and state securities laws or if the company is provided an opinion of counsel satisfactory to the company that registration and qualification under federal and state securities laws is not required."

The Fair, Isaac Shares when issued shall be fully paid and nonassessable. The Fair, Isaac Shares shall be subject to the terms of an agreement granting limited registration rights in the form attached hereto as Exhibit 1.4.

          1.5) Determination of Fair. Isaac Shares: Mechanics of Exchange. As partial consideration for the transfer to DynaMark of the Assets, Printronic shall receive the number of shares of Fair, Isaac Common Stock equal to the Base Consideration (which Base Consideration shall be reduced by the amount of the Cash Payment described in Section 1.7) divided by the Average Market Price. The "Initial Base Consideration" shall be equal to Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00). The Initial Base Consideration shall be adjusted as proved in Section 1.8 to determine "Base Consideration." The "Average Market Price" shall be equal to the average of the daily closing sale prices of Fair, Isaac Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape as reported in the Wall Street Journal for the twenty
(20) consecutive NYSE trading days ending on and including the trading day immediately preceding the Closing Date. The parties acknowledge and agree that they will be unable to accurately determine the total number of Pair, Isaac Shares on the Closing Date due to the inability to determine the Base Consideration and the Cash Payment. The parties have estimated the number of Fair, Isaac Shares to be forty-two thousand three hundred (42,300) shares. On the Closing Date, DynaMark shall cause Fair, Isaac to issue to Printronic certificates representing the estimated number of Fair, Isaac Shares. A certificate in the amount of twenty-eight thousand nine hundred sixty-seven (28,967) shares of Fair, Isaac Common Stock shall be delivered to Printronic at the Closing. A certificate in the amount of thirteen thousand three hundred thirty-three (13,333) shares of Fair, Isaac Common Stock shall be delivered to the Escrow Agent at the Closing pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit 1.5 (the "Escrow Agreement").

         1.6) Liabilities Assumed: Permitted Liabilities. As partial consideration for the transfer to DynaMark of the Assets, DynaMark shall assume, and agrees with Printronic to pay according to their terms each of the following liabilities of Printronic:

                  (a) Accounts payable which have been incurred in the ordinary course of business by Printronic in connection with the operation of Printronic's Business poor to the Closing Date (the "Accounts Payable"). As soon as possible after the Closing (and in no event later than ten (10) days after the Closing Date), Printronic shall provide DynaMark with a detailed schedule of Accounts Payable as of the close of business on the day immediately preceding the Closing Date;

                  (b) Loans payable (including accrued interest) and accrued expenses which are described on Exhibit 1.6(b); and

                  (c) The liability for accrued sick leave and vacation benefits described in Section 6.5; and

                  (d) All liabilities arising from and after the Closing Date under all assumed Contracts, whether or not such liabilities under the Contracts are reflected in Printronic's Final Balance Sheet as defined in Section 1.8(a)(i).

(collectively, the "Permitted Liabilities"). Except as otherwise specifically provided for herein, DynaMark shall not assume any liabilities, obligations or undertaking of Printronic or the Shareholders of any kind or nature whatsoever, whether fixed or contingent, known or unknown, determined or determinable, due or not yet due and Printronic and the Shareholders shall indemnify DynaMark from any such liabilities in accordance with the provisions of Section 8.2. Except as otherwise specifically provided for herein, DynaMark specifically disclaims assumption of (a) any liabilities or obligations with respect to negligence, strict liability, product liability, or breach of warranty claims asserted with regard to products or services sold prior to the Closing Date; or (b) any liabilities and obligations growing out of or relating to relationships and dealings with manufacturers representatives, distributors, licensees, competitors, customers, suppliers, employees, or any other action or inaction of Printronic or its predecessors in interest. No person not a party hereto, other than beneficiaries of obligations specifically assumed by DynaMark, shall have any right, claim or cause of action as a third party beneficiary of any obligations created hereby.

         1.7) Cash Portion of Exchange Consideration. As partial consideration for the transfer to DynaMark of the Assets, DynaMark shall pay to Printronic in cash an amount determined as follows:

                  (a) The book value of the Permitted Liabilities as reflected on the Final Balance Sheet shall be added to Base Consideration to determine "Total Consideration".

                  (b) Total Consideration shall be multiplied by Eighteen One-Hundredths (18/100's) to determine the "Maximum Cash Payment".

                  (c) The amount of any liability assumed by DynaMark and the amount of any liability to which any property acquired by DynaMark is subject shall be determined in accordance with the provisions of Code
         Section 368(a)(2)(B) and the regulations promulgated thereunder (the "Allowed Liabilities").

                  (d) The amount of the Allowed Liabilities shall be subtracted from the Maximum Cash Payment to determine the "Cash Payment";
         provided, however, that if such difference constitutes a negative number, the amount of the Cash Payment shall be Zero Dollars ($0).

The parties acknowledge and agree that the Cash Payment will not be able to be finally determined by the Closing Date. The parties have estimated the Cash Payment to be Three Hundred Twenty Thousand and no/100 Dollars ($320,000.00). On the Closing Date, DynaMark shall deliver a certified or cashier's check, or equivalent instrument or funds in the amount of Two Hundred Twenty Thousand and no/100 Dollars ($220,000.00) to Printronic. On the Closing Date, DynaMark shall deliver a certified or cashier's check, or equivalent instrument or funds in the amount of One Hundred Thousand and no/100 Dollars ($100,000.00) to the Escrow Agent pursuant to the terms of the Escrow Agreement. The final determination of the Cash Payment shall be made concurrently with the final determination of Base Consideration pursuant to Section 1.8.

          1.8)  Post-Closing  Adjustments.   After  the  Closing,  Initial  Base
Consideration and the estimated Cash Payment shall be adjusted as provided in this Section 1.8.

                           (a)(i) Not later than sixty (60) days after the Closing Date, Printronic shall deliver to DynaMark a balance sheet of Printronic as of the close of business on the day immediately preceding the Closing Date (the Final Balance Sheet"). Except as otherwise provided in Sections 6.5 and 6.7, the Final Balance Sheet shall be prepared by Printronic in accordance with generally accepted accounting principles consistently applied. In addition, the parties acknowledge that the liability for deferred rent will be eliminated as a liability on the Final Balance Sheet and prepaid taxes will be eliminated on the Final Balance Sheet. The Final Balance Sheet shall be reviewed by Gazer, Kohn, Maher & Company, certified public accountants, and a statement by such accountants to that effect shall accompany the Final Balance Sheet. The cost of such review shall be borne by Printronic. The Final Balance Sheet shall be accompanied by a report (the "Report"), prepared by Printronic, containing a calculation of Base Consideration and the Cash Payment. In determining Base Consideration and the Cash Payment, Printronic shall first determine the "Net Book Value of the Assets" which shall be equal to the book value of the Assets as determined from the Final Balance Sheet reduced by the book value of the liabilities assumed by DynaMark pursuant to the provisions of Sections 1.6(a), 1.6(b), 1.6(c) and 1.6(d). The "Adjustment Amount" shall be equal to the difference between the Net Book Value of the Assets and an amount equal to Six Hundred
                  Ninety-Two Thousand Forty-Eight and no/100 Dollars ($692,048.00) (the "Base Book Value") and shall be treated as a positive number for purposes of this Section 1.8. DynaMark and DynaMark's independent public accountants shall have the opportunity to examine the work papers, schedules and other documents prepared in connection with the preparation of the Final Balance Sheet and the Report.

                           (ii) DynaMark shall have thirty (30) days after delivery of the Final Balance Sheet and the Report within which to present in writing to Printronic any objections DynaMark may have to any of the matters set forth therein, which objections shall be set forth in reasonable detail. If no objections are presented within such thirty-day period, or if DynaMark shall deliver to Printronic a notice stating that DynaMark accepts and approves the Final Balance Sheet and the Report and shall present no objection to any matter set forth therein, the Final Balance Sheet and the Report shall be deemed accepted and approved by DynaMark.

                           (iii) If DynaMark shall present any objections within
                  the thirty-day period, DynaMark and Printronic shall attempt to resolve the matter or matters in dispute and, if resolved within twenty (20) days (or such longer period as DynaMark and Printronic may agree upon) after delivery of any such written objections to Printronic, the parties shall adjust the number of Fair, Isaac Shares payable to Printronic and the Cash Payment payable to Printronic as provided in Section 1.8(b) based upon the Final Balance Sheet and the Report, with such changes therein, if any, as are required to reflect the resolution of any such disputed matter or matters.

                           (iv) If such  dispute  cannot be resolved by DynaMark
                  and Printronic, then the specific matters in dispute shall be submitted to the New York office of McGladrey & Pullen, LLP or, if such firm declines to act in such capacity, such other firm of independent public accountants mutually acceptable to DynaMark and Printronic, which firm shall make a final and binding written determination as to such matter or matters within sixty (60) days after submission. Such accounting firm shall send its written determination to DynaMark and Printronic and the parties shall adjust the number of Fair, Isaac Shares payable to Printronic and the Cash Payment payable to Printronic as provided in Section 1.8(b) in accordance with such written determination. The fees and expenses of the accounting firm referred to in this Section 1.8(a)(iv) shall be paid one-half by DynaMark and one-half by Printronic.

                           (v) DynaMark and  Printronic  agree to cooperate with
                  each other's accountants and authorized representatives in order that any matters in dispute under this Section 1.8 be resolved as soon as possible.

                  (b) In the event the Adjustment  Amount indicates that the Net
         Book Value of the Assets exceeds the Base Book Value, and in the event the Adjustment Amount exceeds Fifty Thousand and no/100 Dollars ($50,000.00), the Initial Base Consideration shall be increased by the amount by which the Adjustment Amount exceeds Fifty Thousand and no/100 Dollars ($50,000.00). In the event the Adjustment Amount indicates that the Base Book Value exceeds the Net Book Value of the Assets, and in the event the Adjustment Amount exceeds Fifty Thousand and no/100 Dollars ($50,000.00), the Initial Base Consideration shall be decreased by the amount by which the Adjustment Amount exceeds Fifty Thousand and no/100 ($50,000.00). Following final determination of the Base Consideration and the Cash Payment, the parties shall determine the number of Fair, Isaac Shares transferable to Printronic in accordance with the provisions of Section 1.5. The parties shall initially take such actions to cause the number of shares of Fair, Isaac Stock held by the Escrow Agent to be adjusted so that the Escrow Agent will hold a whole number of shares of Fair, Isaac Common Stock as will equal Six Hundred Thousand and no/100 Dollars ($600,000.00) or as close as possible. If, thereafter, as a result of the adjustments described in this Section 1.8, the number of Fair, Isaac Shares to which Printronic is entitled is greater than the number delivered at Closing, DynaMark shall cause Fair, Isaac to issue such additional Shares within ten (10) business days after the determination of the number of Fair, Isaac Shares. If instead the number of Fair, Isaac Shares to which Printronic is entitled is less than the number of Fair, Isaac Shares delivered at Closing, Printronic shall return the necessary number of Shares to DynaMark for cancellation by Fair, Isaac within ten (10) business days after the determination of the number of Fair, Isaac Shares. DynaMark and Printronic shall instruct the Escrow Agent to disburse the Escrow Funds (as defined in the Escrow Agreement) to the parties consistent with the determination of the actual amount of the Cash Payment. The Escrow Agent shall, in accordance with the terms of the Escrow Agreement, disburse the Escrow Funds to the parties in accordance with such instructions. If, as a result of the adjustments described in this
         Section 1.8, the Cash Payment to which Printronic is entitled is greater than the estimated Cash Payment, DynaMark shall deliver to Printronic by certified or bank cashier's check or by wire transfer to an account designated by Printronic, within ten (10) business days after final determination of the Cash Payment, the difference between the estimated Cash Payment and the actual amount of the Cash Payment. If the Cash Payment to which Printronic is entitled is less than the estimated Cash Payment and the Escrow Funds are not adequate to satisfy the obligation to DynaMark, Printronic shall deliver to DynaMark by certified or bank cashier's check or by wire transfer to an account designated by DynaMark within ten (10) business days after final determination of the Cash Payment, the difference between the estimated Cash Payment (reduced by the amount of other Escrow Funds paid to DynaMark) and the actual amount of the Cash Payment.

          1.9) Distribution to Shareholders. Following the Closing and the final determination of the number of Fair, Isaac Shares and the Cash Payment payable to Printronic hereto in the Exchange, it is understood and agreed that Printronic shall distribute, in complete liquidation of Printronic, to the Shareholders, the Fair, Isaac Shares and the Cash Payment in exchange for the surrender and cancellation of all of the Shareholders' stock; and that, in connection therewith, and in accordance with the provisions of Code Section 368(a)(1)(G), Printronic shall distribute all of its remaining assets and provide for the payment of any remaining liabilities, as required by law, and shall thereupon dissolve, all subject to the Escrow Agreement and indemnification provisions set forth in this Agreement. Each of the Shareholders acknowledges the existence and effect of the indemnification provisions of
Section 8.2 and the provisions of this Section 1.9 upon the Fair, Isaac Shares t which they will become entitled upon distribution thereof by Printronic in connection with Printronic's dissolution. Nothing in this Section 1.9 shall have the effect of reducing or mitigating any obligations of Printronic to DynaMark which it may otherwise have under or as a result of this Agreement and the transactions contemplated hereby.

          1.10) NCOA License. The parties acknowledge that Printronic and the United States Postal Service have entered into National Change of Address License Agreement #10423087-D-2204, as modified from time to time (the "NCOA License"), which NCOA License Agreement is listed on Exhibit 1.2(e). The parties acknowledge and agree that any assignment of the NCOA License is subject to approval of the United States Postal Service and execution of a novation agreement by DynaMark, Printronic and the United States Postal Service. Within two (2) business days after the Closing Date, DynaMark and Printronic shall submit a novation request to the United States Postal Service in accordance with the procedures set out in the United States Postal Service Procurement Handbook including, specifically, Section 6.5.4c-33. Printronic shall provide all reasonable assistance requested by DynaMark in connection with the assignment of the NCOA License, including, but not limited to, preparing and executing the documentation request to be submitted by Printronic under Section 6.5.4C-33 of the United States Postal Service Government Handbook.

                                   ARTICLE 2.
          REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND PRINTRONIC

         Printronic and the Shareholders, jointly and severally, covenant with DynaMark and make the following representations and warranties to DynaMark with the intention that DynaMark may rely upon the same and acknowledge that the same shall be true as of the Closing Date (as if made at the Closing) and shall survive the Closing of this transaction:

         2.1) Organization. Printronic is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority, corporate and otherwise, to own its properties and assets and conduct its business.

         2.2) Qualification. Printronic is not qualified to do business as a foreign corporation in any state and qualification as a foreign corporation is not required by the nature of its business.

         2.3) Corporate Authority. Printronic has all requisite power and authority to execute, perform and carry out the provisions of this Agreement. Printronic has taken all requisite corporate action authorizing and empowering Printronic to enter into this Agreement and to consummate the transactions contemplated herein.

         2.4) Shareholder's Authority.

                  (a) The Shareholders own one hundred percent (100%) of all classes of stock of Printronic which is issued and outstanding.

                  (b) The Shareholders have all requisite power and authority (without consent or approval of any other person) to enter into and carry out their obligations under this Agreement and to cause Printronic to enter into and carry out its obligations under this Agreement.

         2.5) Subsidiaries. Joint Ventures or Partnerships. Printronic does not have any subsidiary, and Printronic is not a shareholder, partner or joint venturer with any other person or legal entity.

         2.6) Financial Statements.

                  (a) Financial Statements. Printronic has furnished DynaMark true and complete copies of its reviewed balance sheets as of December 31, 1993, December 31, 1994 and December 31, 1995 and the related statements of earnings and cash flows (collectively the Financial
         Statements"), prepared in conformance with generally accepted accounting principles applied on a basis consistent with prior periods, and which fairly present in all material respects the financial condition of Printronic as of the represented dates thereof and the results of Printronic's operations for the periods covered thereby. For purposes of this Agreement, the Financial Statements shall be deemed to include any notes and schedules thereto.

                  (b) Printronic's Books and Records. Printronic's books of account and records (including customer order files and production records) are complete, true and correct in all material respects.

                  (c) Absence of Undisclosed Liabilities. As of December 31, 1995, except as set forth on Exhibit 2.6(c), Printronic had no material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, that were not disclosed in the Financial Statements. Except for liabilities incurred since December 31, 1995, in the ordinary course of business consistent with past practices and except as set forth on Exhibit 2.6(c), there is no basis for the assertion of any material claim or liability of any nature against Printronic in any amount not fully reflected or reserved against on the December 31, 1995 balance sheet.

                  (d) No Adverse Changes. Since December 31, 1995, there has not occurred or arisen (whether or not in the ordinary course of business):
         (i) any material adverse change in the financial condition, prospects, or operations of Printronic's Business, (ii) any change in Printronic's accounting methods or practices, (iii) any sale or transfer of any asset or any amendment of any agreement of Printronic except in the ordinary course of business, (iv) any loss of or damage to the Assets due to abuse, misuse, fire or other casualty whether or not covered by insurance, (v) any labor trouble, (vi) any reasonably foreseeable increase in operating costs of Printronic's Business not commensurate with increased production, (vii) any warranty or product liability claims or losses, or (viii) any other event or condition known by Printronic or the Shareholders to have occurred or to exist or which Printronic or the Shareholder had reasonable grounds to know occurred or existed which, singly or in the aggregate, materially and adversely affects or may affect the Assets or Printronic's Business.

         2.7) Tax Reports.

                  (a) Tax Reports and Payment. Printronic has accurately and correctly prepared and timely filed all federal and applicable state, local, and foreign tax or assessment reports and returns of every kind required to be filed by Printronic with relation to Printronic's Business, including, without limitation, income tax, sales and use tax, real estate tax, personal property tax and unemployment tax, and has duly paid all taxes and other charges (including interest and penalties) shown as due and payable. True and correct copies of the reports and returns filed by Printronic during the last three (3) tax years have been delivered to DynaMark. Where required, timely estimated payments or installment payments of tax liabilities have been made to all governmental agencies in amounts sufficient to avoid underpayment penalties or late payment penalties applicable thereto.

                  (b) Tax Proceedings. No unexpired waivers executed by or with respect to the liability of Printronic of the statute of limitations with respect to any taxes, duties or charges are in effect, nor has Printronic otherwise agreed to any extension of time with respect to an assessment or deficiency with respect to such taxes, duties or charges. Printronic is not a party to any pending action or proceeding by any governmental agency for assessment or collection of taxes relating to Printronic's Business. No claim, proposed assessment or assessment for collection of taxes relating to Printronic's Business have been asserted or threatened and Printronic has no reasonable grounds to know of, any facts or circumstances which would give rise thereto. Printronic confirms Printronic's responsibility for, and agreement to pay when due, any and all taxes, duties or charges based on Printronic's Business, Printronic's income or sales, or otherwise, incurred or relating to any period or occurrence on or prior to the Closing Date.

         2.8) Title to Assets. The Assets constitute all property necessary for the conduct of Printronic's Business as now conducted. Printronic is the owner, lessee or licensee of the Assets. Printronic holds title to or a leasehold interest in such Assets free and clear of all liens, charges, encumbrances or third-party claims or interests of any kind whatsoever, except as disclosed in Exhibit 2.8 hereto.

         2.9) Location of Assets. All Assets are located on the premises of Printronic at 17 Battery Place, New York, New York, and no Assets are under consignment or are in storage outside of the premises of Printronic.

         2.10) Tangible Personal Property. All assets described in Section 1.2(a) are in good repair and operating condition and will be maintained in good repair and operating condition, ordinary wear and tear excepted, from the date hereof until the Closing Date. Printronic will assign to DynaMark as of the Closing Date any and all assignable warranties covering such property existing as of the Closing Date.

         2.11) Trademarks. Printronic has good title to, and the full and unrestricted right use the assumed names listed on Exhibit 1.2(b)(i) and the Trademarks free and clear of all liens, charges, encumbrances, or, to its knowledge, third party claims or interests of any kind whatsoever. The use of such assumed names and Trademarks does not, to its knowledge, infringe on any rights of any other person or entity; such assumed names and Trademarks are not licensed to or licensed from any other person or entity; and there have been no claims of any infringement regarding such assumed names and Trademarks or Printronic's use thereof.

         2.12) Patents and Technology. Printronic does not own, lease, license or use any domestic or foreign letter patent, patent applications or patent and know-how license. Printronic has good title to or is a licensee of the Technology, and the full and unrestricted right to use the same. With respect to the Technology owned by Printronic, such rights are free and clear of all liens, charges, encumbrances or, to its knowledge, third-party claims or interests of any kind whatsoever. With respect to the Technology licensed by Printronic, such rights are, to its knowledge, free and clear of all liens, charges, encumbrances or third-party claims or interests of any kind whatsoever. The nature of the practice of the Technology does not infringe on any rights of any other person or entity and there have been no claims by any person of such infringement. None of such rights is licensed to any other person or entity. The Shareholders do not own or have any rights as individuals in or to any patents, inventions, ideas or technology, which relate materially to Printronic's Business.

          2.13) Accounts Receivables. All Accounts Receivable are collectable in the amounts thereof as determined as of the Closing Date net of any allowance for doubtful accounts specified in the Final Balance Sheet. There are no defenses, offsets, or counterclaims thawed or pending with respect to any of the Accounts Receivable.

         2.14) Supplies Inventory. The supplies inventory described in Section 1.2(g) is and will be of a quality, quantity and mix consistent with Printronic's past business practices.

          2.15) Licenses and Permits. Printronic possesses all permits, licenses and approvals, governmental or otherwise, which are necessary to conduct Printronic's Business in its present form and at its present location, all of which are listed on Exhibit 1.2(e). All of the Licenses and Permits are valid and in good standing and Printronic has not received any notice that the Licenses and Permits will lapse or be terminated by action of any governmental authority or otherwise. Except as disclosed in Exhibit 1.2(e) and Section 1.10 with respect to the NCOA License, all of the Licenses and Permits are freely assignable and transferable to DynaMark and will continue to be in full force and effect after such transfer.

          2.16) Leases. Exhibit 1.2(f) contains an accurate and complete list of all leases of real and personal property related to or used in the operation of Printronic's Business (collectively the "Leases"). Except as identified in
Exhibit 1.2(f), Printronic has not breached, nor has it received in writing any claim or threat that it has breached, any of the terms or conditions of any Lease. Each Lease is currently in full force and effect and is not subject to any material default by any party thereto. Except as identified in Exhibit 1.2(f), Printronic has not received any notice of default under any of such Leases and to the best of Printronic's knowledge there is no event existing which, with notice or lapse of time, or both, would constitute a default under any such Lease. There are no provisions of, or developments materially affecting, any of such Leases which might prevent Printronic from realizing the benefits thereof or which might prevent DynaMark from realizing such benefits following completion of the transactions contemplated by this Agreement. No repairs or improvements on any real estate leased by Printronic are presently in process, and no such repairs or improvements will have been completed less than one hundred twenty (120) days prior to the Closing Date unless payment in full therefore has been made. All lienable utility payments on any real estate leased by Printronic have been and will be paid in full when due and payable.

         2.17) Agreements. Contracts and Commitments.

                  (a) Material Contracts. Except as disclosed on Exhibit 1.2(f), Printronic is not a party to or bound by any written or oral:

                           (i) broker,  dealer,  agent,  distributorship,  sales
                  agent or similar agreement or arrangements;

                           (ii)     advertising contract;

                           (iii)  contract  commitments,   or  arrangements  for
                  capital expenditures having a remaining balance in excess of One Thousand and no/100 Dollars ($1,000.00);

                           (iv) leases  with  respect to any  property,  real or
                  personal, whether as lessor or lessee;

                           (v)   contracts,    commitments,    or   arrangements
                  containing covenants by Printronic not to compete in any lines of business or with any person or business entity;

                           (vi) franchise  agreements,  rights, or other similar
                  arrangements;

                           (vii) loans, credits, financing agreements, promissory notes or other evidence of indebtedness, including all agreements for any commitments for future loans, credit, or financing;

                           (viii)   guarantees;

                           (ix) agreements, contracts or commitments for the purchase of any services, raw materials, supplies or equipment, involving payments of more than One Thousand and no/100 Dollars ($1,000.00) per annum or an aggregate of more than Two Thousand Five Hundred and no/100 Dollars ($2,500.00);

                           (x) agreements, contracts or commitments for the sale
                  of assets, products or services, excluding customer orders for the sale of products and services in the ordinary course of Printronic's Business (and in compliance with this Agreement); or

                           (xi) any other material  contracts,  commitments,  or
                  arrangements of any kind.

Except for the contracts at will which are identified in Exhibit 1.2(f), no contract, commitment, or arrangement referred to in such Exhibit is terminable without penalty, cost, or liability (whether express, implied, or by operation of law). All such contracts, commitments or other arrangements are assignable without consent of any person other than as listed in Exhibit 1.2(f). The provisions of any and all such contracts, commitments or arrangements comply in all material respects with the laws of relevant jurisdictions.

                  (b) Breach. Printronic has performed all material obligations required to be performed by Printronic to date under any contract, commitment, or arrangement of any kind to which Printronic is a party or by which Printronic is bound including those contracts, commitments and arrangements identified on Exhibit 1.2(f); and neither Printronic nor any other party is in material default under any contract, commitment, or arrangement of any kind to which Printronic is a party or by which Printronic is bound. No event has occurred which after the giving of notice or the lapse of time or otherwise would constitute a material default under, or result in a breach by Printronic or any other party, of any contract, commitment, or arrangement to which Printronic is a party or by which Printronic is bound.

                  (c) Copies of Contracts: Terms and Binding Effect. True, complete and correct copies of all contracts, commitments, understandings, and other documents referred to in the Exhibits have been delivered to DynaMark; there are no amendments to or modifications of, or agreements of the parties relating to, any such contracts, commitments, and understandings which have not been delivered to DynaMark; and each such contract, commitment, or understanding, as amended, is considered valid and binding on the parties to it in accordance with its respective terms, and the transaction contemplated by this Agreement will not result in the violation or breach of any such material contract, commitment, or understanding.

         2.18) Employee Information.

                  (a) Employee List. Exhibit 2.18(a) hereto is an accurate and complete list of the names of all directors and officers of Printronic and the names, positions, titles, and salary rates for all employees of Printronic, together with a summary of the bonuses, additional compensation and other employee benefits, if any, paid or payable to such persons as of the date of this Agreement and for the prior one (1) year period and anticipated payments from the date of this Agreement to the Closing Date.

                  (b) Terminated Employees. Exhibit 2.18(b) hereto is a true and accurate list of all employees of Printronic whose employment has terminated either voluntarily or involuntarily in the two (2) year period preceding the date of the Agreement. Except as described on
         Exhibit 2.18(b), no claims have been made or threatened against Printronic by any former or present employee based on employment discrimination, wrongful discharge, or any other circumstance relating to or arising from the employment relationship with Printronic or the termination thereof.

                  (c) Compliance with Employment Laws. To the best of Printronic's knowledge, Printronic has complied with all applicable federal and state laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, hours, collective bargaining, immigration, discrimination, and the payment of withholding and social security taxes, and is not liable for any arrears of wages, or any tax or penalties, for failure to comply with any of the foregoing.

                  (d) Employee Plans. Printronic does not maintain any "Employee Plans" except as set forth in Exhibit 2.18(d). "Employee Plans" mean any pension, retirement, disability, medical, dental, or other health insurance plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, or bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangement including, without limitation, any "pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any "welfare plan" as defined in Section 3(1) of ERISA, whether or not any of the foregoing is funded, (i) to which Printronic is a party or by which it is bound, or (ii) with respect to which Printronic has made any payments or contributions or may otherwise have any liability (including any such plan or other arrangement formerly maintained by Printronic).

                  (e) Union and Employment Contracts. Printronic is not a party to any collective bargaining agreement or any other written employment agreement (including any employee policy manuals), nor is Printronic a party to any other contract or understanding (oral or written) that contains any severance pay liabilities or obligations, including accrued and unused vacation pay or accrued and unused sick leave pay. During the three (3) As year period preceding the date of this Agreement, Printronic has experienced no work stoppages, walkouts or strikes or attempts by its employees to organize a union.

         2.19)  Change  In  Customers.  Neither  Printronic  nor  either  of the
Shareholders knows or has reasonable grounds to know that any significant customers intend to cease doing business with Printronic or materially alter the amount of business they do with Printronic.

         2.20) Insurance. Printronic has maintained and will continue to maintain until the Closing Date the insurance described in Exhibit 2.20, including insurance on Printronic's tangible real and personal property and assets, whether owned or leased, against loss or damage by fire or other casualty, in amounts equal to or in excess of one hundred percent (100%) of the replacement value thereof. All such insurance is in full force on the date of this Agreement and is carried with reputable insurers. Printronic has promptly and adequately notified Printronic's insurance carriers of any and all claims known to Printronic with respect to the operations or products of Printronic for which Printronic is insured.

         2.21) Litigation and Related Matters. There is no pending or threatened litigation, proceeding, or, to the best of Printronic's or the Shareholder's knowledge, investigation (including any environmental, building or safety investigation) by or against Printronic, or the Assets, nor is Printronic subject to any existing judgment, order, decree, or other action affecting the operation of Printronic's Business or the Assets or which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement, or which would have a material adverse effect on Printronic, or on Printronic's Business or any of the Assets. Neither Printronic nor either of the Shareholders know of any facts, circumstances or events which provide the basis for any such litigation, proceeding or investigation of Printronic, the Assets or Printronic's Business.

         2.22) Laws and Regulations. To the best of Printronic's knowledge during the three (3) year period prior to the date hereof, Printronic has complied, and is in compliance, with all applicable laws, statutes, orders, rules regulations and requirements promulgated by governmental or other authorities relating to Printronic's Business, the Assets or the operation of Printronic's Business, including, without limitation, any relating to wages, hours, hiring, promotion, retirement, working conditions, environmental matters, nondiscrimination, health, safety and benefits, and Printronic has not received any notice of any sort of alleged violation of any such statute, order, rule, regulation or requirement. DynaMark acknowledges that, notwithstanding the foregoing, Printronic has had disagreements with the United States Postal Service concerning the NCOA License and has had the United States Postal Service temporarily suspend the NCOA License. The circumstances surrounding the operation of the NCOA License have been fully disclosed to DynaMark.

         2.23) Breaches of Contracts: Required Consents. Neither the execution and delivery of this Agreement by Printronic or the Shareholders, nor compliance by Printronic or the Shareholders with the terms and provisions of this Agreement will:

                  (a) Conflict with or result in a breach of (i) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of Printronic, (ii) any judgment, order, decree or ruling to which Printronic or the Shareholders is a party, (iii) any injunction of any court or governmental authority to which any of them is subject, or (iv) any agreement, contract or commitment to which Printronic or the Shareholders is a party or by which they are bound; or

                  (b) Except as disclosed in Exhibit 1.2(e) and Exhibit 1.2(f) hereto, require the affirmative consent or approval of any third party.

         2.24) Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Printronic and the Shareholders in accordance with the terms hereof.

         2.25) Investment Representations.

                  (a) Transfer by Printronic. Printronic will not sell, assign, transfer or otherwise dispose of the Fair, Isaac Shares issuable pursuant to this Agreement, or any interest therein, to any person other than the Shareholders in connection with the liquidation of Printronic (the "Liquidation").

                  (b) Purchase Entirely for Own Account. The Fair, Isaac Shares will be acquired by the Shareholders in connection with the Liquidation for investment for such Shareholders' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same, provided that the parties acknowledge that the Shareholders may transfer all or part of the Fair, Isaac Shares to charitable remainder trusts of which the Shareholders and/or members of their families are income beneficiaries. The Shareholders further represent that the Shareholders do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Fair, Isaac Shares, provided that the parties acknowledge that the Shareholders may transfer all or part of the Furs Isaac Shares to charitable remainder trusts of which the Shareholders and/or members of their families are income beneficiaries.

                  (c) Reliance Upon Shareholders' Representations. The Shareholders understand that the Fair, Isaac Shares are not registered under the Securities Act on the ground that the transfer provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to section 4(2) thereof, and that DynaMark's and Fair, Isaac's reliance on such exemption is based on the Shareholders' representations set forth herein. The Shareholders realize that the basis for the exemption may not be present if, notwithstanding such representations, the Shareholders have in mind merely acquiring the Fair, Isaac Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Except for the contemplated transfer to the charitable remainder trusts described above, the Shareholders have no such intention.

                  (d) Receipt of Information. The Shareholders have reviewed Fair, Isaac's recent periodic filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and believes they have received all the information they consider necessary or appropriate for deciding whether to acquire the Fair, Isaac Shares.

                  (e) Investment Experience. Each Shareholder acknowledges that he or she is able to fend for himself or herself, can bear the economic risk of his or her investment, and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Fair, Isaac Shares.

                  (f) Restricted Securities. The Shareholders understand that except for the transfers to the charitable remainder trusts described above, the Fair, Isaac Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Fair, Isaac Shares or an available exemption from registration under the Securities Act, the Fair, Isaac Shares must be held indefinitely. In particular, the Shareholders are aware that the Fair, Isaac Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the requirement that a minimum of two years elapse between the date of acquisition of the Fair, Isaac Shares from Fair, Isaac and any resale of the Fair, Isaac Shares in releases on Rule 144.

         2.26) Completeness of Disclosures. None of the representations or warranties made by Printronic and the Shareholders in this Agreement or the Exhibits, and no written statement, certificate or Exhibit furnished or to be furnished by or on behalf of Printronic or the Shareholders, to DynaMark or its agents pursuant hereto, or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact the omission of which would be misleading. The Exhibits to this Agreement, where provided by or on behalf of Printronic, completely and correctly present the information required by this Agreement to be set forth in them in all material respects.

                                   ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES OF DYNAMARK

         DynaMark makes the following representations and warranties to Printronic, with the intention that Printronic may rely upon the same, and acknowledge that the same shall be true as of the Closing Date (as if made at the Closing) and shall survive the Closing of this transaction:

         3.1) Organization of DynaMark. DynaMark is a corporation, duly organized, validly existing in good standing under the laws of the State of Minnesota, and has all requisite power and authority, corporate and otherwise, to own its properties and conduct the business in which it is presently engaged.

         3.2) Corporate Authority. DynaMark has all requisite corporate power to execute, perform and carry out the provisions of this Agreement. DynaMark has taken all requisite corporate action authorizing and empowering DynaMark to enter into this Agreement and to consummate the transactions contemplated herein.

         3.3) Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of DynaMark in accordance with the terms hereof.

                                   ARTICLE 4.
                      CONDUCT OF BUSINESS PRIOR TO CLOSING

         4.1) Access to Information. During the period prior to the Closing Date, Printronic shall upon reasonable notice give to DynaMark and its attorneys, accountants or other authorized representatives, full access during normal business hours, to all of the property, books, contracts, commitments and records of Printronic and shall furnish to DynaMark during such period all such information concerning Printronic's Business and the Assets as DynaMark reasonably may request. Such review shall not unreasonably interfere with the normal operation of Printronic's Business.

         4.2) Restrictions. Except as otherwise provided in this Agreement, Printronic and the Shareholders represent and covenant that during the period from the date of this Agreement to the Closing Date (except as DynaMark otherwise has consented in writing):

                  (a) Printronic's Business has been and will be conducted in a manner consistent with Printronic's past business practices.

                  (b) No change has been or will be made in Printronic's authorized or issued corporate shares, or in its capital structure.

                  (c) No increase will be made in the compensation payable to or to become payable to any employee of Printronic, and no bonus payment will be made by Printronic to any such employee.

                  (d) Printronic will not embark upon any new line of business, enter into or amend any leases or agreements, purchase any fixed assets or equipment, amend any loan agreements, guarantee any obligation or increase any existing lines of credit.

                  (e) Printronic will not sell, dispose, transfer, assign or otherwise remove any of the Assets except supplies inventory in the ordinary course of business.

                  (f) Printronic will timely pay and discharge all bills and monetary obligations and timely and properly perform all of its obligations and commitments under all existing contracts and agreements pertaining to or affecting Printronic, Printronic's Business or any of its properties or assets.

                  (g) Printronic and the Shareholders shall use their best efforts to preserve the business organization and assets of Printronic and to keep available to DynaMark the services of Printronic's present employees, and to act reasonably with respect to relationships with suppliers, customers and others having business relations with Printronic.

                  (h) The Shareholders will not receive any payment or distribution from Printronic's Business except for regular salary and customary dividends to pay federal and New York state income taxes resulting from income of Printronic attributable to the Shareholders under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended, provided that each Shareholder may receive a performance bonus in an amount not to exceed Seventy-Five Thousand and no/100 Dollars ($75,000.00) prior to the Closing.

         4.3) Risk of Loss. Prior to completion of the Closing, the risk of loss or destruction to any of the Assets shall be that of Printronic. In the event of damage or destruction of any of the Assets, Printronic shall replace such damaged or destroyed Assets with similar assets of equal value and shall use any insurance proceeds received for such damage to make such replacements.

         4.4) Preserve Accuracy of Representations Warranties. Printronic and the Shareholders shall refrain from taking any action, except with the prior written consent of DynaMark, which would render any representation, warranty or agreement of Printronic and the Shareholders in this Agreement inaccurate or breached. At all times prior to the Closing, Printronic and the Shareholders will promptly inform DynaMark in writing with respect to any matters that arise after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Exhibits. Printronic and the Shareholders promptly will notify DynaMark in writing of all lawsuits, claims, proceedings and investigations that may be threatened, brought, asserted or commenced against Printronic or Printronic's officers or directors involving the transaction contemplated by this Agreement or which might have a material adverse impact on the Assets or Printronic's Business.

         4.5) Obtaining Consents. Printronic and/or the Shareholders shall obtain all consents and/or termination statements necessary for the valid and effective consummation of the transactions contemplated by this Agreement, including without limitation, the affirmative consent or approval of any third party described in Exhibits 1.2(e) and 1.2(f).

         4.6) Maintenance of Insurance. Printronic shall maintain in full force until the Closing Date the insurance described in Exhibit 2.20.

         4.7) Financial Statements. Printronic shall furnish DynaMark unaudited monthly financial statements of Printronic for the periods subsequent to December 31, 1995, to and including the Closing Date as they become available.

                                   ARTICLE 5.
                CONDITIONS OF CLOSING, ABANDONMENT OF TRANSACTION

         5.1) Conditions to Obligations of DynaMark to Proceed on the Closing Date. The obligations of DynaMark to proceed on the Closing Date shall be subject (at DynaMark's discretion) to the satisfaction, on or prior to the Closing Date, of all of the following conditions:

                  (a) Truth of Representations and Warranties and Compliance with Obligations. The representations and warranties of Printronic and the Shareholders herein shall be true in all material respects on the Closing Date with the same effect as though made at such time. Printronic and the Shareholders shall have performed all material obligations and complied with all material covenants and conditions that are required to be performed or complied with prior to or as of the Closing Date. Printronic shall have delivered to DynaMark a certificate of Printronic and the Shareholders in form and substance satisfactory to DynaMark dated as of the Closing Date and executed by the President of Printronic and by each Shareholder re all such effects.

                  (b) Opinion of Counsel. DynaMark shall have received a duly executed opinion letter from Printronic's legal counsel dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.1(b) which shall be reasonably satisfactory to DynaMark and its counsel.

                  (c) Required Consents. Printronic and the Shareholders shall have obtained the consent, approval and/or the termination statements of each person whose consent, approval and/or the termination statements is necessary for the valid and effective consummation of the transactions contemplated at the Closing by this Agreement.

                  (d) Delivery of Documents. Printronic and the Shareholders shall have delivered all documents required to be delivered at the Closing pursuant to Section 6.2 hereof.

                  (e) Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, and no investigation that may result in any such suit, action or other proceeding shall be pending or threatened.

                  (f) Legislation. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal or otherwise materially and adversely affect the Assets or the use and operation of Printronic's Business in the hands of DynaMark.

                  (g) Payment of DynaMark Loan. Printronic shall have satisfied in full the promissory note in the original principal amount of Eighty Thousand and no/100 Dollars ($80,000.00) in favor of DynaMark.

         5.2) Conditions to Obligation of Printronic and the Shareholders to Proceed on the Closing Date. The obligation of Printronic and the Shareholders to proceed on the Closing Date shall be subject (at Printronic's discretion) to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Truth of Representations and Warranties and Compliance with Obligations. The representations and warranties of DynaMark herein contained shall be true in all material respects on the Closing Date with the same effect as though made at such time. DynaMark shall have performed all material obligations and complied with all material covenants and conditions that are required to be performed or complied with prior to or as of the Closing Date. DynaMark shall have delivered to Printronic a certificate of DynaMark in form and substance reasonably satisfactory to Printronic dated as of the Closing Date and executed by the President of DynaMark to all such effects.

                  (b) Opinion of Counsel. Printronic shall have received a duly executed opinion letter from DynaMark's legal counsel dated as of the Closing Date in substantially the form attached hereto as Exhibit 5.2(b) which shall be reasonably satisfactory to Printronic and its counsel.

                  (c) Delivery of Documents. DynaMark shall have delivered all documents required to be delivered at Closing pursuant to Section 6.3 hereof.

                  (d) Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated by this Agreement, and no investigation that might eventuate in any such suit, action or other proceeding shall be pending or threatened.

                  (e) Legislation. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal.

                  5.3)   Termination  of  Agreement.   This  Agreement  and  the
         transactions contemplated herein may be terminated at or prior to the Closing Date as follows:

                  (a) By mutual written consent of all parties.

                  (b) By DynaMark pursuant to written notice delivered at or prior to the Closing Date if Printronic or the Shareholders have failed in any material respect to satisfy all of the conditions to the Closing set forth in Section 5.1 or (with respect to those conditions set forth in Section 5.1 for which DynaMark, Printronic or the Shareholders do not have the responsibility to satisfy) there has been a failure to satisfy such conditions in any material respect.

                  (c) By Printronic pursuant to written notice delivered at or prior to the Closing if DynaMark has failed in any material respect to satisfy the conditions set forth in Section 5.2 or (with respect to those conditions set forth in Section 5.2 for which DynaMark, Printronic or the Shareholders do not have the responsibility to satisfy) there has been a failure to satisfy such conditions in any material respect.

         5.4) Consequences of Termination.

                  (a) Printronic and the Shareholders may pursue any remedies available at law or equity in the event DynaMark terminates this Agreement other than in compliance with Section 5.3(b) or in the event Printronic terminates this Agreement in compliance with the provisions of Section 5.3(c).

                  (b) DynaMark may pursue any remedies available at law or equity in the event Printronic terminates this Agreement other than in compliance with Section S.3(c), or in the event DynaMark terminates this Agreement in compliance with the provisions of Section 5.3(b). The parties recognize that the Assets to be transferred hereunder are unique and that DynaMark's damages in the event of breach hereof by Printronic or the Shareholders would be difficult to assess. Printronic and the Shareholders therefore agree that DynaMark shall be entitled to specific performance as relief in the event of breach by either Printronic or the Shareholders of their obligations hereunder.

                                   ARTICLE 6.
                                     CLOSING

         6.1) Closing. The closing of the transaction contemplated by this Agreement ("Closing") shall be held at the offices of Warshaw, Burstein, Cohen, Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York, 10017, on July 19, 1996, at 9:00 am., or at such later date or time as the parties may mutually agree upon in writing. Such date of Closing shall be referred to herein as the Closing Date. The Closing shall be effective at 12:01 a.m. July 19, 1996.

         6.2) Documents to be Delivered by Printronic and the Shareholders at the Closing. Printronic and the Shareholders agree to deliver the following documents, duly executed as appropriate, to DynaMark at the Closing:

                  (a) All certificates,  schedules, exhibits, and attachments in
         completed  form  and  specifying  the   information   required  by  the
         provisions of this Agreement.

                  (b) Articles of Incorporation of Printronic certified by the New York Secretary of State.

                  (c) Bylaws of Printronic certified by Printronic's Secretary.

                  (d) Certificate of Good Standing for Printronic dated no earlier than fifteen (15) days prior to the Closing Date.

                  (e) Certified copies of corporate resolutions of Printronic authorizing it to enter into the transactions contemplated herein.

                  (f) A warranty bill of sale and instruments of assignment and transfer for the sale of the Assets.

                  (g) Certificates of title and assignment thereof for all motor vehicles transferred by Printronic to DynaMark as part of the Assets.

                  (h) Certificate of Printronic's President and the Shareholders regarding representations and warranties as required under Section 5.1(a).

                  (I) Opinion of Printronic's counsel as required under Section 5.1(b).

                  (j)   Documentation   for  all  consents  and/or   termination
         statements required in connection with the Closing described in this Agreement.

                  (k) Noncompetition Agreements as required under Section 7.2.

                  (l) The Escrow Agreement described in Section 1.5.

                  (m) Instruments of assignment and transfer for the Contracts.

                  (n) Documentation relating to the novation of the NCOA License to Printronic.

                  (o)  Amendment  to  Printronic's   Articles  of  Incorporation
         changing Printronic's name, in form complete and adequate for filing, as required under Section 6.6.

                  (p) Consulting Agreements as required under Section 7.3.

                  (q) Such other documents as DynaMark may reasonably request for the purpose of assigning, transferring, granting, conveying, and confirming to DynaMark or reducing to its possession, any and all assets, property and rights to be conveyed and transferred by this Agreement or to carry out transactions contemplated by the Agreement.

         6.3) Documents Delivered by DynaMark at the Closing. DynaMark agrees to deliver the following documents, duly executed as appropriate, to Printronic and/or the Shareholders at the Closing:

                  (a) Articles of Incorporation of DynaMark certified by the Minnesota Secretary of State.

                  (b) Bylaws of DynaMark certified by DynaMark's Secretary.

                  (c) Certificate of Good Standing of DynaMark dated no earlier than fifteen (15) days prior to the Closing Date.

                  (d) Certified copies of corporate resolutions of DynaMark authorizing it to enter into the transactions contemplated herein.

                  (e) Certified or cashier's checks, or equivalent instrument or funds, from DynaMark, made payable to Printronic and the Escrow Agent in the amounts determined pursuant to Section 1.7.

                  (f) The estimated number of the Fair, Isaac Shares as determined pursuant to Section 1.5 which shall be delivered to Printronic and the Escrow Agent.

                  (g)  Agreement   granting  certain   registration   rights  as
         described in Section 1.4.

                  (h) Noncompetition Agreements as required under Section 7.2.

                  (I) The Escrow Agreement described in Section 1.5.

                  (j) Documentation relating to the novation of the NCOA License to Printronic.

                  (k) Consulting Agreements as required under Section 7.3.

                  (l)   Documentation   relating  to  the   assumptions  of  the
         liabilities described in Section 1.6.

                  (m) Such other documents as Printronic reasonably may request to carry out the transactions contemplated by this Agreement.

         6.4) Failure to Obtain Transfer of NCOA License. The parties acknowledge and understand that pending approval of the novation of the NCOA License by the United States Postal Service, neither Printronic nor DynaMark will be entitled to operate under the NCOA License. The parties acknowledge and agree that the risk of obtaining approval of the novation of the NCOA License by the United States Postal Service shall be on DynaMark after the Closing. DynaMark and Printronic shall use their best efforts to obtain the novation of the NCOA License after the Closing.

         6.5) Employee Expenses. DynaMark may, but shall have no obligation to hire any employees of Printronic after the Closing Date. Printronic agrees to take appropriate action to enable DynaMark to hire such employees. All amounts due to the employees of Printronic through the Closing Date for commissions, salary, wages, fringe benefits, pension benefits, sick leave and vacation benefits, including cash bonuses accrued through the Closing Date and all employment taxes incurred thereon, will be paid in full as of the Closing Date, but any such amounts not then due shall be paid thereafter but on or before the due date; provided DynaMark agrees to assume any liabilities for accrued sick leave and vacation benefits incurred by Printronic prior to the Closing Date; provided further, that DynaMark's total obligation for such accrued sick leave and vacation benefits shall not exceed Fifty Thousand and no/100 Dollars ($50,000.00). DynaMark shall thereafter hold Printronic harmless against any claims by such employee for accrued sick leave and vacation benefits to the extent such claims relate to the obligations for accrued sick leave and vacation benefits for which DynaMark has assumed responsibility. At the request of Printronic, with respect to any employees of Printronic hired by DynaMark after the closing, DynaMark shall pay the commissions, salary, and wages accrued through the Closing Date by Printronic and all employment taxes incurred thereon which shall be paid with DynaMark's regular payroll. The accrued commissions, salary, wages and employment take shall be listed as a liability on the Final Balance Sheet. Any employment taxes advanced by DynaMark shall be advanced on behalf of Printronic.

         6.6) Printronic Chance of Name. Printronic shall deliver to DynaMark on or before the Closing Date, in a form complete and adequate for filing, an amendment to Printronic's Articles of Incorporation, changing Printronic's name to a name that is not similar to Printronic's present name, and shall provide such consents and take any other action required by DynaMark to enable DynaMark to utilize Printronic's name, if DynaMark so desires.

         6.7) Prorations. The business operations of Printronic and the income and expenses attributable thereto through the date immediately preceding the Closing Date shall be payable by and for the account of Printronic and for periods thereafter shall be payable by and for the account of DynaMark. The parties shall account to each other for all such items of income and expense. Allocation of items under these proration provisions shall include but not be limited to work in process, power and utility charges, real and personal property taxes and rents and payments pertaining the Contracts being transferred to DynaMark hereunder (to the extent not already included as prepaid expenses or accrued expenses).

         6.8) Reorganization Treatment. DynaMark and Printronic shall take all actions necessary to cause the Exchange and the other transactions contemplated by this Agreement to be treated for tax purposes as a reorganization under Code
Section 368(a)(1)(C), including all actions necessary to comply with the "continuity of business enterprise" and "continuity of interest" requirements with respect thereto.

                                   ARTICLE 7.
                            POST-CLOSING OBLIGATIONS

         7.1) Further Documents and Assurances. At any time and from time to time after the Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder.

         7.2) Covenant Not to Compete. Printronic and each of the Shareholders agree not to engage in competition with DynaMark subsequent to the Closing Date all as more particularly set forth in the Noncompetition Agreements attached hereto as Exhibit 7.2.

         7.3) Consulting Agreements. Each Shareholder agrees to provide consulting services to DynaMark subsequent to the Closing Date all as more particularly set forth in the Consulting Agreements attached hereto as Exhibit 7.3.

                                   ARTICLE 8.
                                 INDEMNIFICATION

         8.1) Indemnification by DynaMark. DynaMark shall indemnify and hold Printronic and the Shareholders, and each of them, harmless from and against all losses or damages suffered by Printronic (including reasonable attorneys fees) which arise out of, relate to, pertain to or concern any misrepresentation by DynaMark, or any failure of DynaMark to disclose any material fact necessary to make any statement herein or in any other document furnished by DynaMark to Printronic not misleading, or any breach of DynaMark's warranties and representations hereunder, or any breach, nonfulfillment or nonperformance by DynaMark of any of their covenants, dudes, or obligations hereunder including, without limitation, the payment and discharge of all Permitted Liabilities.

         8.2) Indemnification by Printronic and the Shareholders. Printronic and the Shareholders, jointly and severally, shall indemnify and hold DynaMark harmless from and against all losses or damages suffered by DynaMark (including reasonable attorneys' fees) which arise out of, relate to, pertain to or concern any misrepresentation by Printronic or the Shareholders, or any failure of Printronic or the Shareholders to disclose any material fact necessary to make any statement herein or in any other document furnished by Printronic or the Shareholders to DynaMark not misleading, or any breach of Printronic's and the Shareholders' warranties and representations hereunder, or any claim, demand, action or proceeding asserted by a creditor of Printronic under the provisions of the New York Bulk Transfer Act, or any breach, nonfulfillment or nonperformance by Printronic or the Shareholders of any of their covenants, duties, or obligations hereunder. Without limiting the generality or the foregoing, Printronic and the Shareholders, jointly and severally, guarantee to DynaMark that the amount of the Accounts Receivable used for purposes of the calculation of the Adjustment Amount under Section 1.8 will be paid during a collection period of one hundred fifty (150) days immediately following the Closing to the extent that the actual amount of Accounts Receivable collected would have required an adjustment to the Base Consideration pursuant to the provisions of Section 1.8. At any time after the end of this collection period but on or prior to one hundred eighty (180) days after the Closing Date, DynaMark shall deliver to Printronic and the Shareholders a schedule of all of those Accounts Receivable unpaid at the end of the collection period. Printronic or the Shareholders shall promptly pay to DynaMark the full amount of any adjustment to the Base Consideration resulting from the failure to collect the Accounts Receivable in a manner similar to that described in Section 1.8(b).
DynaMark shall not be obligated to undertake any legal action to collect the Accounts Receivable. Printronic and the Shareholders shall have no liability to DynaMark for any damages for such unpaid Accounts Receivable except for the amount of any adjustment to the Base Consideration.

         8.3) Third Party Claims. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the party entitled to indemnification ("Indemnified Party") shall promptly give written notice to the party from whom indemnification is sought (the Indemnifying Party") and, if possible, no later than ten (10) days prior to the time any response to the asserted claim is required. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof; provided, however, that the Indemnifying Party agrees in writing to pay the full amount of such indemnification to the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the settlement or defense thereof; provided, however, that no settlement shall be made without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld; and, provided further, that the Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice. The parties shall cooperate with each other in the defense of such claim and shall make available to each other any nonprivileged or nonconfidential information which a party may reasonably request concerning such claim. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claims without the prior written consent of the Indemnifying Party; provided that the Indemnifying Party shall not by this Agreement permit to exist any lien, encumbrance or other adverse charge upon any assets of any Indemnified Party. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate (including, but not limited to; settling such claim or litigation after giving notice of the same to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall promptly indemnify the Indemnified Party in accordance with the provisions of this Article 8.

         8.4) Set-Off. In the event Printronic (or either of the Shareholders) fails to pay when due any claim DynaMark may have for indemnification pursuant to this Article 8, or otherwise, DynaMark may, in addition to any other remedies to which it may be entitled, set-off any amount equal to DynaMark's claim against the amounts otherwise owed by DynaMark to Printronic or the Shareholders or any of them, under this Agreement, the agreements executed pursuant to this Agreement, or otherwise. DynaMark shall provide Printronic and/or the Shareholders, as the case may be, written notice of such set-off which written notice shall contain a description (in reasonable detail) of the claim on which the setoff is based. Such written notice shall be provided within ten (10) business days after the set-off is made.

         8.5) Survival Periods. The parties hereto agree that all representations and warranties contained in this Agreement, or any certificate, document or other instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the parties hereto or their independent accountants or legal representatives, for a period ending on the third (3rd) anniversary of the Closing Date, except that representations and warranties relating to any liability for taxes of Printronic shall survive without limitation (in each case, the "Survival Period"); provided, however, that no claim for breach of a representation or warranty may be brought under this Agreement by any person unless written notice of such claim shall have been given on or prior to the last day of the applicable Survival Period (in which event each such representation and warranty shall survive the applicable Survival Period until such claim is finally resolved and all obligations with respect thereto are fully satisfied).

                                   ARTICLE 9.
                                     GENERAL

         9.1) Exhibits. Each Exhibit delivered pursuant to the terms of this Agreement shall be in writing, and shall constitute a part of the Agreement.

         9.2) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given, when received, if personally delivered, and, when deposited, if placed in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

Printronic and the Shareholders:       Printronic Corporation of America, Inc.
                                       17 Battery Place
                                       New York, New York 10004-1298

                                       Leo R. Yochim
                                       737 Park Avenue, Apt. 17-C
                                       New York, New York 10021

                                       Susan Keenan
                                       737 Park Avenue, Apt. 17-C
                                       New York, New York 10021

with a copy to:                        Allen N. Ross, Esq.
                                       Warshaw, Burstein, Cohen, Schlesinger &
                                           Kuh, LLP
                                       555 Fifth Avenue
                                       New York, New York 10017

DynaMark:                              DynaMark, Inc.
                                       4295 Lexington Avenue North
                                       St. Paul, Minnesota 55126-6164

with a copy to:                        John J. Erhart, Esq.
                                       Fredrikson & Byron , P. A.
                                       1100 International Centre
                                       900 Second Avenue South
                                       Minneapolis, Minnesota 55402

Addresses may be changed by written notice given pursuant to this Section, however any such notice shall not be effective, if mailed, until three (3) working days after depositing in the U.S. mails or when actually received, whichever occurs first.

         9.3) Counterparts. This Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument.

         9.4) Successors and Assign. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their successors or assigns, provided that the rights of Printronic and the Shareholders under this Agreement may not be assigned without the prior written consent of DynaMark (except that the rights of Printronic may be assigned to the Shareholders pursuant to the Liquidation of Printronic) and the rights of DynaMark may only be assigned to its parent corporation, its subsidiary, or a subsidiary of its parent or to such other business organization which shall succeed to substantially all the assets and business of DynaMark or its parent.

         9.5) Headings. The descriptive headings of the several Articles and Sections of this Agreement and of the several Exhibits to this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         9.6) Expenses. Except as otherwise provided herein, each party hereto shall each bear and pay for its own costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including, without limitation, all fees and disbursements of attorneys, accountants and financial consultants. DynaMark shall be responsible for and shall pay any sales, use or other transfer taxes associated with the transactions herein.

         9.7) Brokers' Commissions. The parties represent and warrant to each other that they have not engaged any broker or finder in connection with the transaction described herein.

         9.8) Entire Agreement: Modification and Waiver. This Agreement, together with the Exhibits and the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements (including the Restated Memorandum of Intent dated June 24, 1996) whether written or oral, relating thereto. No purported amendment modification or waiver of any provision hereof shall be binding, unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provision hereof and the circumstance or event specifically made subject thereto and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

         9.9) Public Announcements. DynaMark will prepare any public announcements of the transaction. Neither Printronic nor the Shareholders will issue any press release or public announcement concerning, or otherwise divulge, any provisions of this Agreement or the transaction contemplated by this Agreement either prior to or after the Closing without the consent of DynaMark.

         9.10) Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Minnesota.

         9.11) Survival of Representations, Warranties and Agreements. Except as otherwise provided in Section 8.5, the representations, warranties and agreements contained m this Agreement shall survive the Closing and remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in the manner appropriate to each, all as of the day and year first above written.

                                  DYNAMARK, INC.

                                  By     /s/ James Schoeller
                                         --------------------------------
                                    Its    Vice President
                                           ------------------------------

                                                             DYNAMARK

                                  PRINTRONIC CORPORATION OF AMERICA, INC.

                                  By     /s/  Leo R. Yochim
                                         --------------------------------
                                    Its    President
                                           ------------------------------
                                                             PRINTRONIC

                                  /s/ Leo R. Yochim
                                  ---------------------------------------
                                      Leo R. Yochim

                                  /s/ Susan Keenan
                                  ---------------------------------------
                                      Susan Keenan
                                                             SHAREHOLDERS